Exhibit 99.1

Supplemental Financial Report for the

Quarter Ended December 31, 2024

©2025 Greystone & Co. II LLC. All rights reserved. References to the term “Greystone,” refer to Greystone & Co. II LLC and/or its affiliated companies, as applicable.

Supplemental Financial Report for the Quarter Ended December 31, 2024

Partnership Financial Information

TABLE OF CONTENTS

Letter from the CEO	3
Quarterly Fact Sheet	5
Financial Performance Information	6
Appendices	18
Important Disclosure Notices	22
Other Partnership Information	24

© 2025 Greystone & Co. II LLC	2

Supplemental Financial Report for the Quarter Ended December 31, 2024

Letter from the CEO

I am pleased to report Greystone Housing Impact Investors LP’s operating results for the fourth quarter of 2024. We reported the following financial results as of and for the three months ended December 31, 2024:

•
Total revenues of $22.6 million.
•
Net income of $0.39 per Beneficial Unit Certificate (“BUC”), basic and diluted.
•
Cash Available for Distribution (“CAD”) of $0.18 per BUC.
•
Total assets of $1.58 billion.
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.25 billion.

The difference between reported net income per BUC and CAD per BUC is primarily due to the treatment of unrealized gains on our interest rate derivative positions. Unrealized gains of approximately $7.0 million are included in net income for the three months ended December 31, 2024. Unrealized gains are a result of the impact of increased market interest rates on the calculated fair value of our interest rate derivative positions. Unrealized gains and losses do not affect our cash earnings and are added back to net income when calculating CAD. We received net cash from our interest rate derivative positions totaling approximately $1.3 million during the fourth quarter.

We reported the following financial results for the year ended December 31, 2024:

•
Total revenues of $91.3 million.
•
Net income of $0.76 per BUC, basic and diluted.
•
CAD of $0.95 per BUC.

We reported the following notable transactions during the fourth quarter of 2024:

•
Advanced funds on MRB and taxable MRB investments totaling $36.8 million.
•
Advanced funds on GIL, taxable GIL, and property loan investments totaling $32.0 million.
•
Advanced funds to joint venture equity investments totaling $11.2 million.
•
Received proceeds from the sale of an MRB totaling $11.5 million.
•
Entered into the 2024 PFA Securitization Transaction representing fixed rate, matched term, non-recourse and non-mark to market debt financing totaling $75.4 million.

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Supplemental Financial Report for the Quarter Ended December 31, 2024

In January 2025, we received proceeds from the sale of Vantage at Tomball located in Tomball, Texas, totaling $14.2 million, inclusive of the Partnership’s initial investment commitment made in August 2020. We estimate that we will not recognize any gain, loss, or CAD upon sale.

Other highlights of our investment portfolio include the following:

•
We continue to execute on our hedging strategy, primarily through interest rate swaps, to reduce the impact of changing market interest rates. We received net payments under our interest rate swap portfolio of approximately $1.3 million and $6.5 million during the three months and year ended December 31, 2024, respectively. From January 1, 2023 through December 31, 2024, we received net swap payments totaling $12.3 million or approximately $0.53 per BUC.
•
Six joint venture equity investment properties have completed construction, with three properties having previously achieved 90% occupancy. Four of our joint venture equity investments are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date.

2024 was a challenging year from a number of different perspectives. The conditions in the multifamily markets, both higher interest rates and operating expenses, presented challenges to our joint venture equity investments. Interest rate volatility also impacted the efficiency of some of our securitization transactions. However, we are encouraged by the opportunities that we are starting to see in 2025. The dedicated pool of capital that we have from the new BlackRock construction lending joint venture is a powerful new tool for us to serve the needs of our affordable housing developer relationships.

We continue to observe that traditional bank affordable housing lenders are offering fewer loans or imposing more restrictive terms on borrowers, creating new opportunities for us to pursue beyond our normal pipeline. We will continue to strategically work with strong sponsors on new investment opportunities where traditional sources of capital may not currently be available. We will also continue to seek to develop new relationships, particularly with those sponsors that are existing clients of Greystone and its affiliates.

Thank you for your continued support of Greystone Housing Impact Investors LP!

Kenneth C. Rogozinski

Chief Executive Officer

© 2025 Greystone & Co. II LLC	4

Supplemental Financial Report for the Quarter Ended December 31, 2024

Fourth Quarter 2024 Fact Sheet

PARTNERSHIP DETAILS

Greystone Housing Impact Investors LP was formed for the primary purpose of acquiring a portfolio of MRBs that are issued to provide construction and/or permanent financing of affordable multifamily residential and commercial properties. The Partnership has also invested in GILs, which, similar to MRBs, provide financing for affordable multifamily properties. We expect and believe the interest paid on the MRBs and GILs to be excludable from gross income for federal income tax purposes. In addition, we have invested in equity interests in multifamily, market rate properties throughout the U.S. We continue to pursue a business strategy of acquiring additional MRBs and GILs on a leveraged basis, and other investments.

(As of December 31, 2024)

Symbol (NYSE)		GHI
Most Recent Quarterly Distribution per BUC (1)		$0.37

BUC Price		$10.25
Year to Date Annualized Yield (2)		15.1%

BUCs Outstanding		23,171,226
Market Capitalization		$$237,505,067
52-week BUC price range	$10.12 to $17.31

Partnership Financial Information for Q4 2024 ($’s in 000’s, except per BUC amounts)
	12/31/2024	12/31/2023

Total Assets	$1,579,700	$1,513,401
Leverage Ratio (3)	75%	72%

	Q4 2024	YTD 2024

Total Revenues	$22,586	$91,271
Net Income	$10,133	$21,323
Cash Available for Distribution (“CAD”) (4)	$4,195	$21,947
Cash Distributions declared, per BUC (1)	$0.370	$1.478
BUCs Distributions declared, per BUC (1)	$-	$0.070

(1)
The distribution was paid on January 31, 2025 for BUC holders of record as of December 31, 2024. The distribution is payable to BUC holders of record as of the last business day of the quarter and GHI trades ex-dividend one day prior to the record date, with a payable date of the last business day of the subsequent month. The quarter-to-date distribution consists of the regular quarterly cash distribution of $0.37 per outstanding BUC. The year-to-date distributions consist of $1.48 per BUC of regular quarterly cash distributions plus a supplemental distribution payable in the form of additional BUCs equal to $0.07 per BUC. The year-to-date amounts above have been retroactively adjusted to reflect the BUCs distribution as of the beginning of the periods presented.
(2)
The annualized yield calculation is based on year-to-date distributions declared of $1.55 per BUC.
(3)
Our overall leverage ratio is calculated as total outstanding debt divided by total assets using cost adjusted for paydowns and allowances for MRBs, GILs, property loans, taxable MRBs and taxable GILs, and initial cost for deferred financing costs and real estate assets.
(4)
Management utilizes a calculation of Cash Available for Distribution (“CAD”) to assess the Partnership’s operating performance. This is a non-GAAP financial measure. See the Important Disclosure Notices in the Appendices for important information regarding non-GAAP measures. A reconciliation of our GAAP net income (loss) to CAD is provided on page 20 of this report.

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Operating Results Summary

(Dollar amounts in thousands, except per BUC information)

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Total revenues	$25,185	$22,371	$21,969	$24,345	$22,586
Total expenses	(29,327)	(11,667)	(17,860)	(28,279)	(12,371)
Gain on sale of real estate assets	10,363	-	64	-	-
Gain on sale of mortgage revenue bonds	-	-	1,012	-	1,208
Gain on sale of investments in unconsolidated entities	-	50	7	-	61
Earnings (losses) from investments in unconsolidated entities	(18)	(107)	(15)	(704)	(1,315)
Income tax (expense) benefit	1	1	1	2	(36)
Net income (loss)	$6,204	$10,648	$5,178	$(4,636)	$10,133

Per BUC operating metrics(1):
Net income (loss)	$0.24	$0.42	$0.19	$(0.23)	$0.39
Cash available for distribution	$0.27	$0.23	$0.27	$0.27	$0.18

Per BUC distribution information(1):
Cash distributions declared	$0.37	$0.37	$0.37	$0.37	$0.37
BUC distributions declared	0.07	0.07	-	-	-
Total distributions declared	$0.44	$0.44	$0.37	$0.37	$0.37

Weighted average BUCs outstanding	22,852,500	23,000,754	23,083,387	23,085,261	23,115,162
BUCs outstanding, end of period	22,897,187	23,057,328	23,085,261	23,085,261	23,171,226
(1)
Per BUC metrics are presented as initially reported and have not been retrospectively adjusted for subsequent distributions payable in the form of additional BUCs.

© 2025 Greystone & Co. II LLC	6

Supplemental Financial Report for the Quarter Ended December 31, 2024

Asset Profile

(Dollar amounts in thousands)

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Mortgage Investments to Total Assets Profile

(Dollar amounts in thousands)

Note: Mortgage Investments include the Partnership’s Mortgage Revenue Bonds, Governmental Issuer Loans, Taxable Mortgage Revenue

Bonds, Taxable Governmental Issuer Loans, and Property Loans that share a first mortgage lien with the Governmental Issuer Loans.

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Debt and Equity Profile

(Dollar amounts in thousands)

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Debt Financing

(Dollar amounts in thousands)

$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
41%
24%
31%
4%
46%
16%
32%
6%
49%
15%
30%
6%
51%
14%
29%
6%
51%(1)
14% (2)
33%
2%
12/31/2023
3/31/2024
6/30/2024
9/30/2024
12/31/2024
Fixed Asset - Variable Debt
Fixed Asset - Fixed Debt
Variable Asset - Variable Debt
Fixed Asset - Variable Debt (Hedged)

(1)
The variable-rate debt financing is hedged through our interest rate swap agreements. Though the variable rate indices may differ, these interest rate swaps have effectively synthetically fixed the interest rate of the related debt financing.
(2)
The securitized assets and related debt financings each have variable interest rates. Though the variable rate indices may differ, the Partnership is largely hedged against rising interest rates.

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Debt Investments Activity

(Dollar amounts in thousands)

Quarterly Activity	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Investment Purchases	$50,121	$36,371	$102,905	$58,003	$68,810
Sales and Redemptions	(57,293)	(120,050)	(10,281)	(57,339)	(13,267)
Net Investment Activity	(7,172)	(83,679)	92,624	664	55,543
Net Debt (Proceeds) Repayment	18,007	53,348	(88,657)	1,233	(48,134)
Net Capital Deployed	$10,835	$(30,331)	$3,967	$1,897	$7,409

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Supplemental Financial Report for the Quarter Ended December 31, 2024

JV Equity Investments Activity

(Dollar amounts in thousands)

Quarterly Activity	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
JV Equity Contributions	$16,104	$6,960	$11,669	$10,443	$11,156
Return of JV Equity Contributions	-	-	-	-	-
Net Investment Activity	16,104	6,960	11,669	10,443	11,156
Net Debt Proceeds	-	-	(10,000)	(14,000)	(9,500)
Net Capital Deployed	$16,104	$6,960	$1,669	$(3,557)	$1,656

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Net Book Value Waterfall

Note: Per unit data derived from weighted average BUCs outstanding during the period, except for the Net Book Values, which are based on shares outstanding on the stated date. Numbers may not sum due to rounding.

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Interest Rate Sensitivity Analysis

The interest rate sensitivity table below represents the change in interest income from investments, net of interest on debt and settlement payments for interest rate derivatives over the next twelve months, assuming an immediate parallel shift in the SOFR yield curve and the resulting implied forward rates are realized as a component of this shift in the curve and assuming management does not adjust its strategy in response. The amounts in the table below do not consider any potential unrealized gains or losses from derivatives in determining the net interest income impact.

Description	- 100 basis points	- 50 basis points	+ 50 basis points	+ 100 basis points	+ 200 basis points
TOB Debt Financings	$4,133,337	$2,066,668	$(2,066,668)	$(4,133,337)	$(8,266,674)
Other Financings & Derivatives	(2,636,771)	(1,318,386)	1,318,386	2,636,771	5,273,543
Variable Rate Investments	(269,194)	(134,597)	134,597	269,194	538,388
Net Interest Income Impact	$1,227,372	$613,685	$(613,685)	$(1,227,372)	$(2,454,743)

Per BUC Impact (1)	$0.053	$0.026	$(0.026)	$(0.053)	$(0.106)

(1)
The net interest income impact per BUC calculated based on 23,171,226 BUCs outstanding as of December 31, 2024.

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Total Revenue & Gain on Sale Trends

(Dollar amounts in thousands)

$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Total Revenue
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Total Assets
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Investment income
Property revenues
Other interest income
Other income
Gain on sale of mortgage revenue bond
Gain on sale of real estate assets
Gain on sale of investments in unconsolidated entities
Total Assets

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Operating Expense Trends

(Dollar amounts in thousands)

(1)
This Item includes unrealized gains and losses on the Partnership's interest rate derivative instruments that are non-cash income (expense) in the period reported. For Q4 2024, non-cash unrealized gains on derivatives totaled approximately $7.0 million.

Since January 1, 2023, the sum of “Salaries and benefits” and “General and administrative” expenses as a percentage of Total Assets has averaged approximately 0.24% per quarter.

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Tax Income Information Related to Beneficial Unit Certificates

The following table summarizes tax-exempt and taxable income as percentages of total income allocated to the Partnership’s BUCs on Schedule K-1 for tax years 2022 to 2024. This disclosure relates only to income allocated to the Partnership’s BUCs and does not consider an individual unitholder’s basis in the BUCs or potential return of capital as such matters are dependent on the individual unitholders’ specific tax circumstances. The disclosure also assumes that the individual unitholder can utilize all allocated losses and deductions, even though such items may be limited depending on the unitholder’s specific tax circumstances. Such amounts are for all BUC holders in the aggregate during the year. Income is allocated to individual investors monthly and amounts allocated to individual investors may differ from these percentages due to, including, but not limited to, BUC purchases and sales activity and the timing of significant transactions during the year.

	2024(1)	2023	2022
Tax-exempt income	n/a	40%	25%
Taxable income	n/a	60%	75%
	n/a	100%	100%
(1)
The Partnership generated a net taxable loss for BUC holders for tax year 2024 due to the allocation of net rental real estate losses on the Partnership’s JV Equity Investments and the lack of JV Equity property gains on sale during the year. As a class, the BUC holders were allocated approximately $16.8 million of net tax-exempt interest income and approximately $21.4 million of net taxable losses for tax year 2024.

Unrelated Business Taxable Income

Certain allocations of income and losses may be considered Unrelated Business Taxable Income (“UBTI”) for certain tax-exempt unitholders. UBTI-related items are reported in Box 20V and in the footnotes to each BUC holder’s Schedule K-1. The rules around UBTI are complex, so please consult your tax advisor.

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Appendices

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Operating Results Detail

(Dollar amounts in thousands, except per BUC information)

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Revenues:
Investment income	$20,010	$19,272	$19,827	$21,821	$20,056
Other interest income	4,079	3,004	2,071	2,235	2,200
Property revenues	1,035	-	-	-	-
Other income	61	95	71	289	330
Total revenues	25,185	22,371	21,969	24,345	22,586

Expenses:
Real estate operating (exclusive of items shown below)	573	-	-	-	-
Provision for credit losses	(466)	(806)	20	(226)	(24)
Depreciation and amortization	314	6	6	6	6
Interest expense	16,849	13,804	14,898	15,489	15,841
Net result from derivative transactions	7,168	(6,268)	(1,885)	7,897	(8,240)
General and administrative	4,889	4,931	4,821	5,113	4,788
Total expenses	29,327	11,667	17,860	28,279	12,371

Other Income:
Gain on sale of real estate assets	10,363	-	64	-	-
Gain on sale of mortgage revenue bonds	-	-	1,012	-	1,208
Gain on sale of investments in unconsolidated entities	-	50	7	-	61
Earnings (losses) from investments in unconsolidated entities	(18)	(107)	(15)	(704)	(1,315)
Income (loss) before income taxes	6,203	10,647	5,177	(4,638)	10,169
Income tax expense (benefit)	(1)	(1)	(1)	(2)	36
Net income (loss)	6,204	10,648	5,178	(4,636)	10,133
Redeemable preferred unit distributions and accretion	(623)	(767)	(741)	(741)	(741)
Net income (loss) available to partners	$5,581	$9,881	$4,437	$(5,377)	$9,392

Net income (loss) available to partners allocated to:
General partner	$75	$98	$44	$(54)	$391
Limited partners - BUCs	5,472	9,725	4,324	(5,399)	8,938
Limited partners - Restricted units	34	58	69	76	63
Net income (loss) available to partners	$5,581	$9,881	$4,437	$(5,377)	$9,392

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Cash Available for Distribution (1)

(Dollar amounts in thousands, except per BUC information)

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Net income (loss)	$6,204	$10,648	$5,178	$(4,636)	$10,133
Unrealized (gains) losses on derivatives, net	9,994	(4,604)	(211)	9,695	(6,979)
Depreciation and amortization expense	314	6	6	6	6
Provision for credit losses	(466)	(806)	189	(226)	(24)
Reversal of gain on sale of real estate assets	(10,363)	-	-	-	-
Amortization of deferred financing costs	710	367	460	360	466
Restricted unit compensation expense	473	332	558	565	436
Deferred income taxes	3	3	(1)	(1)	1
Redeemable Preferred Unit distributions and accretion	(623)	(767)	(741)	(741)	(741)
Tier 2 Income allocable to the General Partner	(19)	-	-	-	(310)
Recovery of prior credit loss	(17)	(17)	(17)	(17)	(17)
Bond premium, discount and amortization, net of cash received	(43)	(40)	879	499	(91)
(Earnings) losses from investments in unconsolidated entities	18	107	15	704	1,315
Total Cash Available for Distribution	$6,185	$5,229	$6,315	$6,208	$4,195

Weighted average number of BUCs outstanding, basic	22,852,500	23,000,754	23,083,387	23,085,261	23,115,162
Net income (loss) per BUC, basic	$0.24	$0.42	$0.19	$(0.23)	$0.39
Total CAD per BUC, basic	$0.27	$0.23	$0.27	$0.27	$0.18
Cash Distributions declared, per BUC	$0.37	$0.37	$0.37	$0.37	$0.37
BUCs Distributions declared, per BUC (2)	$0.07	$0.07	$-	$-	$-

		Trailing five quarter totals:
		Net income per BUC, basic			$1.01
		Total CAD per BUC, basic			$1.22
		Cash Distributions declared, per BUC			$1.85
		BUCs Distributions declared, per BUC			$0.14

(1)
See the Important Disclosure Notices in the Appendices for important information regarding non-GAAP measures. Per BUC metrics are presented as initially reported and have not been retrospectively adjusted for future distributions payable in the form of additional BUCs.
(2)
See the Important Disclosure Notices in the Appendices for information regarding the BUCs distributions declared.

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Balance Sheet Summary

(Dollar amounts in thousands, except per BUC information)

	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Assets:
Cash	$37,918	$56,255	$34,036	$37,374	$14,703
Restricted cash	9,816	14,672	16,861	10,446	16,603
Interest receivable	8,266	7,847	7,193	7,104	7,446
Mortgage revenue bonds, at fair value	930,676	942,746	1,002,052	1,032,891	1,026,484
Governmental issuer loans, net	221,653	204,391	213,446	205,639	225,164
Property loans, net	120,508	51,678	61,358	53,835	55,135
Investments in unconsolidated entities	136,653	145,131	157,941	168,743	179,410
Real estate assets, net	4,716	4,716	4,716	4,716	4,906
Other assets	43,195	25,983	31,038	28,501	49,849
Total assets	$1,513,401	$1,453,419	$1,528,641	$1,549,249	$1,579,700

Liabilities
Accounts payable, accrued expenses and other liabilities	$22,958	$20,863	$21,215	$24,724	$23,481
Distribution payable	8,584	8,672	8,704	8,704	8,997
Secured lines of credit	33,400	16,500	41,250	44,400	68,852
Debt financing, net	1,015,030	978,475	1,052,526	1,062,408	1,093,273
Mortgages payable, net	1,690	1,690	1,690	1,690	1,664
Total liabilities	1,081,662	1,026,200	1,125,385	1,141,926	1,196,267

Redeemable preferred units	82,432	87,389	77,395	77,401	77,406
Partners' capital	349,307	339,830	325,861	329,922	306,027
Total liabilities and partners' capital	$1,513,401	$1,453,419	$1,528,641	$1,549,249	$1,579,700

Net book value per BUC(1)	$15.17	$14.59	$13.98	$14.15	$13.15
(1)
Based on total BUCs and unvested restricted unit awards outstanding as of each date presented.

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Important Disclosure Notices

Forward-Looking Statements

All statements in this document other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. This document may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties contained in this supplement and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Item 1A Risk Factors” in our 2024 Annual Report on Form 10-K for the year ended December 31, 2024. These forward-looking statements are subject to various risks and uncertainties and Greystone Housing Impact Investors LP (the “Partnership”) expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Most, but not all, of the selected financial information furnished herein is derived from the Greystone Housing Impact Investors LP’s consolidated financial statements and related notes prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and management’s discussion and analysis of financial condition and results of operations included in the Partnership’s reports on Forms 10-K and 10-Q. The Partnership’s annual consolidated financial statements were subject to an independent audit, dated February 20, 2025.

Disclosure Regarding Non-GAAP Measures

This document refers to certain financial measures that are identified as non-GAAP. We believe these non-GAAP measures are helpful to investors because they are the key information used by management to analyze our operations. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures.

Please see the consolidated financial statements we filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. Our GAAP consolidated financial statements can be located upon searching for the Partnership’s filings at www.sec.gov.

Other Information

On September 13, 2023, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.07 per BUC (the “Third Quarter 2023 BUCs Distribution”). The Third Quarter 2023 BUCs Distribution was paid at a ratio of 0.00418 BUCs for each issued and outstanding BUC as of the record date of September 29, 2023, which represents an amount per BUC based on the closing price of the BUCs on the NYSE on September 12, 2023. The Third Quarter 2023 BUCs Distribution was completed on October 31, 2023.

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Supplemental Financial Report for the Quarter Ended December 31, 2024

On December 13, 2023, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.07 per BUC (the “Fourth Quarter 2023 BUCs Distribution”). The Fourth Quarter 2023 BUCs Distribution was paid at a ratio of 0.00415 BUCs for each issued and outstanding BUC as of the record date of December 29, 2023, which represents an amount per BUC based on the closing price of the BUCs on the NYSE on December 12, 2023. The Fourth Quarter 2023 BUCs Distribution was completed on January 31, 2024.

On March 13, 2024, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.07 per BUC (the “First Quarter 2024 BUCs Distribution”, collectively with the Third Quarter 2023 BUCs Distribution, and the Fourth Quarter 2023 BUCs Distribution, the “BUCs Distributions”). The First Quarter 2024 BUCs Distribution was paid at a ratio of 0.00417 BUCs for each issued and outstanding BUC as of the record date of March 28, 2024, which represents an amount per BUC based on the closing price of the BUCs on the NYSE on March 12, 2024. The First Quarter 2024 BUCs Distribution was completed on April 30, 2024.

There were no fractional BUCs issued in connection with the BUCs Distributions. All fractional BUCs resulting from the BUCs Distributions received cash for such fraction based on the market value of the BUCs on the record date.

Unless noted otherwise herein, the BUCs Distributions have been applied retroactively to all net income per BUC, distributions per BUC and similar per BUC disclosures for all periods indicated in this supplemental financial report.

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Supplemental Financial Report for the Quarter Ended December 31, 2024

Other Partnership Information

Corporate Office:		Transfer Agent:
14301 FNB Parkway		Equiniti Trust Company, LLC
Suite 211		48 Wall Street, Floor 23
Omaha, NE 68154		New York, NY 10005
Phone:	402-952-1235	HelpAST@equiniti.com
Investor & K-1 Services:	855-428-2951	Phone: 718-921-8124
Web Site:	www.ghiinvestors.com	800-937-5449
K-1 Services Email:	ghiK1s@greyco.com
Ticker Symbol (NYSE):	GHI

Corporate Counsel:		Independent Accountants:
Barnes & Thornburg LLP		PwC
11 S. Meridian Street		1 North Wacker Drive
Indianapolis, IN 46204		Chicago, Illinois 60606

Board of Managers of Greystone AF Manager LLC:
(acting as the directors of Greystone Housing Impact Investors LP)

Stephen Rosenberg	Chairman of the Board
Jeffrey M. Baevsky	Manager
Drew C. Fletcher	Manager
Steven C. Lilly	Manager
W. Kimball Griffith	Manager
Deborah A. Wilson	Manager
Robert K. Jacobsen	Manager

Corporate Officers:
Kenneth C. Rogozinski	Chief Executive Officer
Jesse A. Coury	Chief Financial Officer

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